SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 15, 2001



                           Digital Data Networks, Inc.
             (Exact name of registrant as specified in its charter)


========================================= =====================================

    Washington                       0-27704                   91-1426372
(State or other               (Commission File Number)     (IRS Employer
jurisdiction of incorporation)                             Identification No.)
========================================= =====================================



                3102 Maple Street, Suite 230, Dallas, Texas     75201
               (Address of principal executive offices)         (Zip Code)


       Registrant's telephone number, including area code: (214) 969-7200


                                       N/A
          (Former name or former address, if changed since last report)




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Item 5.  Other Events.
         ------------
              On October 15, 2001, Digital Data Networks, Inc. ("DDN") entered into a settlement agreement with hip Communications Inc. ("hip"), which will result in the termination of certain legal action against the Company.

              In 1999, the former principal stockholder of hip, a Canadian-based business that the Company acquired in 1996, filed an action against DDN for damages for breach of a previous settlement agreement. In exchange for terminating all current and future legal action against the Company in connection with this matter, DDN will pay the former stockholder $25,000 and issue 100,000 shares of restricted Company stock. With the dismissal of this litigation, the Company has no pending or threatened legal action against it.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------
         (c)  Exhibits.
              --------

              99.1Press release, dated November 5, 2001.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          DIGITAL DATA NETWORKS, INC.


                                          By: /s/ Donald B. Scott
                                          -----------------------
                                          Donald B. Scott
                                          Chairman of the Board and President


Date: November 16, 2001


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                                INDEX TO EXHIBITS


Exhibit No.                Description
----------                 -----------
99.1                       Press release, dated November 5, 2001.



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